 STRATECO RESOURCES INC.

Security Class

Holder Account Number

Form of Proxy - Annual Meeting to be held on June 10, 2008 This Form of Proxy is solicited by and on behalf of Management.

Notes to proxy

1.

Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).

2.

If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated.

3.

This proxy should be signed in the exact manner as the name appears on the proxy.

4.

If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.

5.

The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management.

6.

The securities represented by this proxy will be voted or withheld from voting, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.

7.

This proxy confers discretionary authority in respect of amendments to matters identified in the Notice of Meeting or other matters that may properly come before the meeting.

8.

This proxy should be read in conjunction with the accompanying documentation provided by Management.

Proxies submitted must be received by 5:00 p.m., Montreal time, on June 6, 2008.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

If you vote by telephone or the Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.

Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER, HOLDER ACCOUNT NUMBER and ACCESS NUMBER listed below.

CONTROL NUMBER

HOLDER ACCOUNT NUMBER                                                    ACCESS NUMBER

                                                                                                                                                                                                                                                            23AP08092.E.SEDAR/000001/000001/i

Appointment of Proxy holder

I/We, being holder(s) of Strateco Resources Inc. hereby appoint: Guy

      Print the name of the person you are

Hébert, or  failing him, Jean-Pierre Lachance

      appointing if this person is someone

OR

        other than the Management Nominees

        listed herein.

as my/our proxy holder with full power of substitution and to vote in accordance with the following direction (or if no directions have been given, as the proxy holder sees fit) and all other matters that may properly come before the Annual Meeting of Strateco Resources Inc. to be held at Fairmount Hotel The Queen Elizabeth, Richelieu Room, 900, René-Lévesque Blvd. West, Montréal, June 10, 2008 at 10:30 a.m. and at any adjournment thereof.

1. Election of Directors

VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.

Mssrs. Guy Hébert, Jean-Pierre Lachance, Jean-Guy Masse, Robert Desjardins, Marcel Bergeron and Me Henri Lanctôt.

2. Appointment of Auditors

Petrie Raymond, LLP, Chartered Accountants.

Authorized Signature(s) - This section must be completed for your                           Signature(s)                    Date

instructions to be executed.

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by Management

Interim Financial Statements - Mark this box if you would like to receive interim financial         Annual Financial Statements - Mark this box if you would NOT like to

statements and accompanying Management’s Discussion and Analysis by mail.                  receive the Annual Financial Statements and accompanying

Management's Discussion and Analysis by mail.

 If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist.

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STRATECO  RESOURCES INC.

Security Class

Holder Account Number

Voting Instruction Form ("VIF") - Annual Meeting to be held on June 10, 2008 NON-REGISTERED (BENEFICIAL) SHAREHOLDERS

1.

We are sending to you the enclosed proxy-related materials that relate to a meeting of the holders of the series or class of securities that are held on your behalf by the intermediary identified above. Unless you attend the meeting and vote in person, your securities can be voted only by management, as proxy holder of the registered holder, in accordance with your instructions.

2.

We are prohibited from voting these securities on any of the matters to be acted upon at the meeting without your specific voting instructions. In order for these securities to be voted at the meeting, it will be necessary for us to have your specific voting instructions. Please complete and return the information requested in this VIF to provide your voting instructions to us promptly.

3.

If you wish to attend the meeting in person or appoint some other person or company, who need not be a shareholder, to attend and act on your behalf at the meeting, please insert your name(s) or the name of your chosen appointee in the space provided (please see reverse).

4.

This VIF should be signed by you in the exact manner as your name appears on the VIF. If these voting instructions are given on behalf of a body corporate set out the full legal name of the body corporate, the name and position of the person giving voting instructions on behalf of the body corporate and the address for service of the body corporate.

5.

If this VIF is not dated, it will be deemed to bear the date on which it is mailed by management to you.

6.

When properly signed and delivered, securities represented by this VIF will be voted as directed by you, however, if such a direction is not made in respect of any matter, the VIF will direct the voting of the securities to be made as recommended in the documentation provided by Management for the meeting.

7.

This VIF confers discretionary authority on the appointee to vote as the appointee sees fit in respect of amendments or variations to matters identified in the notice of meeting or other matters as may properly come before the meeting or any adjournment thereof.

8.

Should you wish to receive a legal form of proxy, please write to Computershare at the address indicated above and one will be sent to you by mail. Please remember that a legal proxy is subject to all the terms and conditions that apply to proxies as outlined in the documentation provided by Management including any cut-off time for receipt.

9.

Your voting instructions will be recorded on receipt of the VIF and a legal form of proxy will be submitted on your behalf.

10.

By providing voting instructions as requested, you are acknowledging that you are the beneficial owner of, and are entitled to instruct us with respect to the voting of these securities.

11.

If you have any questions regarding the enclosed documents, please contact the Registered Representative who services your account.

12.

This VIF should be read in conjunction with the accompanying documentation provided by Management.

VIFs submitted must be received by 5:00 p.m., Montreal time, on June 6, 2008.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

If you vote by telephone or the Internet, DO NOT mail back this VIF.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.

Voting by mail or by Internet are the only methods by which a holder may choose an appointee other than the Management appointees named on the reverse of this VIF. Instead of mailing this VIF, you may choose one of the two voting methods outlined above to vote this VIF.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER, HOLDER ACCOUNT NUMBER and ACCESS NUMBER listed below.

CONTROL NUMBER

HOLDER ACCOUNT NUMBER                                            ACCESS NUMBER

                                                                                                                                                                                                                                                23AP08092.NOBO.E.SEDAR/000001/000001/i

Appointee(s)

I/We, being holder(s) of Strateco Resources Inc. hereby appoint: Guy

If you wish to attend in person or appoint

Hébert, or failing him, Jean-Pierre Lachance

OR

someone else to attend on your behalf, print your name or the name of your appointee in this space (see Note #3 on reverse).

as my/our proxyholder with full power of substitution and to vote in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual Meeting of Strateco Resources Inc. to be held at Fairmount Hotel The Queen Elizabeth, Richelieu Room, 900, René-Lévesque Blvd. West, Montréal, June 10, 2008 at 10:30 a.m. and at any adjournment thereof.

VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.

                        1. Election of Directors

Vote FOR or WITHHOLD for all nominees proposed by Management:

Mssrs. Guy Hébert, Jean-Pierre Lachance, Jean-Guy Masse, Robert Desjardins, Marcel Bergeron and Me

Henri Lanctôt.

2. Appointment of Auditors

Petrie Raymond, LLP, Chartered Accountants.

Authorized Signature(s) - This section must be completed for your instructions to be executed.

If you are voting on behalf of a corporation or another individual you may be required to provide         Signature(s)                           Date

documentation evidencing your power to sign this VIF with signing capacity stated.

Interim Financial Statements - Mark this box if you                        Annual Financial Statements - Mark this box if you

would like to receive interim financial statements and                       would like to receive the Annual Financial Statements

accompanying Management’s Discussion and                                                  and accompanying Management's Discussion and

Analysis by mail.                                                                                                               Analysis by mail.

If you are not mailing back your VIF, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist.

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